SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[ X ]   Preliminary Information Statement

[   ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

[   ]   Definitive Information Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         Forest Glade International Inc.
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                (Name of Registrant as Specified in Its Charter)

     Payment of filing fee (Check the appropriate box):

     [ X ] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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FOREST GLADE INTERNATIONAL INC.
INFORMATION STATEMENT

For the Consent to Action in Lieu of a Meeting of Shareholders To be Effective, Friday, May 26, 2000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed information is being furnished by the Board of Directors of Forest Glade International Inc. ("Corporation") in connection with shareholder approval of an amendment to the Corporation's Articles of Incorporation (the "Amendment") described below. Pursuant to the Amendment, Article One will be amended to read:
Article One: The name of the Corporation shall be Fetchomatic Global Internet
Inc.

A Consent in Lieu of a Meeting of Shareholders of the Corporation (the "Consent to Action") adopting and approving the Amendment has been executed by the holders of a majority of the outstanding shares of Common Stock of the Company. The Consent to Action was taken pursuant to Section 78.315 of the Nevada General Corporation Law, which permits any action that may be taken at a meeting of the shareholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting.

All necessary corporate approvals in connection with the matter referred to herein have been obtained. This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities and Exchange Act of 1934 ("Exchange Act")and the rules thereunder solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the Consent to Action and the approval of the matters thereunder will be effective 20 calendar days following the mailing of this Information Statement.

This Information Statement is being mailed to shareholders on or about May 5, 2000.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The record date for purposes of the Consent to Action is May 1, 2000. However, no persons other than certain officers and directors of the Corporation will execute the Consent to Action. On May 1, 2000 there were 40,346,000 shares of Common stock of the Corporation outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote per share on any matter submitted to a vote of the Shareholders.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the persons known to the Corporation as beneficially owning more than five percent (5%) of the outstanding shares of the Corporation, the directors and officers and number of shares of the Company's Common Stock beneficially owned as of May 1, 2000, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

         (a)      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

Title       Name and Address           Amount and Nature                   % of
of Class    of Beneficial Owner        of Beneficial Ownership             Class

Common      Maurice Simpson            13,300,000                          33.0%
            10819 156th Street.
            Surrey, BC V3R 6J7

            William Murray              2,850,000                           7.1%
            3343 Highland Blvd..
            N. Vancouver, BC V7/r 2Y2

            Dana Shaw                   2,850,000                           7.1%
            5260 - 6th Av.
            Delta, BC V4M 1L5

         (b)      SECURITY OWNERSHIP OF MANAGEMENT

Title             Name and Address(1)    Amount and Nature                  % of
of Class          of Beneficial Owner    of Beneficial Ownership           Class

Common      Wayne E. Loftus                1,583,333                        3.9%
            Frank Denis                    2,866,668                        7.1%
            Michael Jenks                  1,583,333                        3.9%
            Gil Rahier                     1,683,333                        4.2%
       All officers and Directors
       as a Group (4 persons)              7,716,667                       19.1%

     (1) 444 Victoria Street, Suite 370, Prince George, B.C. CANADA V2L 2J7

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CONSENT  TO  ACTION  ITEM I:  AMENDMENT  TO THE  ARTICLES  OF  INCORPORATION  TO
CHANGE THE NAME OF THE CORPORATION TO FETCHOMATIC GLOBAL INTERNET INC.

The Board of Directors has approved an amendment to Article One of the Articles of Incorporation to change the name of the Corporation to Fetchomatic Global Internet Inc., and recommended the adoption and approval of said amendment by the shareholders of the Corporation. The amendment to Article One of the Articles of Incorporation was adopted pursuant to the Consent to Action. Article One, as so amended, will provide as follows:

Article One: The name of the Corporation shall be Fetchomatic Global Internet
             Inc.


NUMBER OF SHARES REQUIRED FOR APPROVAL OF THE CONSENT TO ACTION

The Consent to Action has been executed by the holder or holders of a majority of the shares entitled to vote (20,173,001 shares of shares outstanding as of May 1, 2000).


By order of the Board of Directors of Forest Glade International Inc.

/s/ GIL RAHIER
    ----------
    Gil Rahier, Secretary
    April 12, 2000
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